Exhibit 99.1

Odyssey Health, Inc. Secures Multi-Million-Dollar, Nine-Year Service Contract and Financing Facility for Up to $25 Million

Service agreement and financing facility supports strategic growth and commercialization initiatives

LAS VEGAS, NV – November 19, 2025 (GLOBE NEWSWIRE) – Odyssey Health, Inc. (OTCQB: ODYY), a medical device company focused on developing and commercializing life-saving medical solutions, today announced it has entered into a multi-million-dollar, nine-year maintenance service contract for a commercial medical property. The long-term agreement creates a stable, recurring revenue stream and marks a significant step in Odyssey’s ongoing transition toward sustainable, cash-generating operations.

The Company has secured a financing facility of up to $25 million, providing enhanced financial flexibility to execute strategic initiatives. The initial tranche of $500,000 will be directed toward the advancement of Odyssey’s recently announced BreastCheck® sub-licensing program.

“This agreement delivers predictable monthly cash flow and underscores our commitment to building recurring, scalable revenue,” said Michael Redmond, President and CEO of Odyssey Health, Inc. “The financing facility further positions us to capitalize on growth opportunities across our diversified portfolio and drive long-term shareholder value.”

The new facility services contract and financing facility follow a series of strategic transactions that highlight Odyssey’s strengthening financial position and operational momentum. Most recently, Odyssey entered into a sub-licensing agreement for exclusive, worldwide rights to BreastCheck®, a rapid, non-invasive screening test for breast abnormalities.

About Odyssey Health, Inc.

Odyssey Health, Inc. (OTCQB: ODYY) is a medical technology company with a focus in the area of life- saving medical solutions. Odyssey’s corporate mission is to create, acquire and accumulate distinct assets, intellectual properties, and exceptional technologies that provide meaningful medical solutions The Company is focused on building and acquiring assets in areas that have an identified technological advantage, provide superior clinical utility, have a substantial market opportunity. Odyssey Medical Devices, Inc is a wholly owned subsidiary of Odyssey Health Inc.

For more information, visit www.odysseyhealthinc.com.

About BreastCheck®

BreastCheck®, a product of Davion Healthcare PLC, is a safe, accurate and low-cost, way to routinely monitor for breast abnormalities and is intended to be an adjunct to established procedures for the detection of breast disease, such as clinical breast examination and mammography. Abnormalities within the breast frequently produce additional breast heat. BreastCheck® averages temperature at three areas on each breast. By comparing the temperature of corresponding areas of one breast to the other and entering the results on the BreastCheck® Mobile App, results can be interpreted immediately.

The BreastCheck® test can be performed at home in approximately 15 minutes, providing immediate results that help identify potential breast abnormalities at an early stage. This innovative technology aligns with Odyssey’s mission to deliver accessible, life-saving diagnostic solutions that can meaningfully impact patient outcomes worldwide.

For more information about BreastCheck®, visit: https://www.odysseyhealthinc.com/breastcheck

Contact:
Investor Relations
Odyssey Health, Inc.
Email: info@odysseyhealthinc.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words "believe," "expect," "anticipate," "intend," "estimate," "project" and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to: the Company’s ability to successfully implement the facility service agreement; the Company’s ability to rely on predictable cash flows; the Company’s ability to utilize the financing facility to support strategic initiatives; the Company’s ability to capitalize on growth opportunities and drive long-term shareholder value; and the Company’s ability to advance the development and commercialization of the BreastCheck®; as well as other uncertainties described in our filings with the U.S. Securities and Exchange Commission. All information set forth is as of the date hereof unless otherwise indicated. You should consider these factors in evaluating the forward-looking statements.